Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in Amendment No. 1 to the Registration Statement
(Form S-3 No. 333-123340) and related Prospectus of American Capital Strategies, Ltd. for the registration of 5,000,000 shares of its common stock and to the incorporation by reference therein of our reports dated February 27, 2007, with respect to the consolidated financial statements and consolidated financial highlights of American Capital Strategies, Ltd., American Capital Strategies, Ltd. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of American Capital Strategies, Ltd., incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2006, and the schedule 12-14 of American Capital Strategies, Ltd. included therein, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

March 26, 2007

McLean, Virginia